UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 28, 2017)

STELLAR ACQUISITION III INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	001-37862	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Kifissias Avenue, Maroussi Athens, Greece	15125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +30 210 876-4858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 28, 2017, Stellar Acquisition III Inc. (the “Company”) held its 2017 annual meeting of shareholders (the “Meeting”). At the Meeting, shareholders (i) re-elected three directors to serve as Class I directors on the Company’s board of directors (“Board”) until the 2019 annual meeting of shareholders or until their successors are elected and qualified and (ii) ratified the selection by the Board of Withum Smith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending November 30, 2017.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Alexandros Argyros, Tiziano Paravagna and Eleonora (Liona) Bacha were re-elected to serve as Class I directors. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Alexandros Argyros	4,160,003	1,089,508	2,080,263
Tiziano Paravagna	4,160,003	1,089,508	2,080,263
Eleonora (Liona) Bacha	4,160,003	1,089,508	2,080,263

Proposal No. 2 – Ratification of independent registered public accounting firm

The shareholders ratified the selection of Withum to serve as the Company’s independent registered public accounting firm for the year ending November 30, 2017. The voting results were as follows:

For	Against	Abstain
7,329,774	0	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2017

STELLAR ACQUISITION III INC.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: co-Chief Executive Officer

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